UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

BBCN Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This report on Form 8-K/A amends the Current Report on Form 8-K filed by BBCN Bancorp (the “Company”) on January 27, 2016 in relation to the resignation of two directors (the “Original Report”). This amendment discusses events which have occurred since the filing of the Original Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In the Original Report, the Company disclosed that Messrs. Kiho Choi and C.K. (Chuck) Hong had resigned from the Company’s Board of Directors on January 21, 2016, and that, on January 24, 2016, Mr. Hong delivered a letter to the Company regarding his resignation (the “January 24 Letter”). A copy of the January 24 Letter was filed as an exhibit to the Original Report.

On January 29, 2016, Mr. Choi sent a letter to the Company stating that he had resigned from the board of directors based on disagreements with the Company’s corporate governance practices. A copy of Mr. Choi’s letter is attached hereto as Exhibit 99.1.

On January 30, 2016, Mr. Hong sent an additional letter to the Company, dated January 29, 2016, in which he states his disagreement with the description of his resignation in the Original Report (the “January 30 Letter”). A copy of the January 30 Letter1 is attached hereto as Exhibit 99.2.

The Choi Letter

Mr. Choi resigned shortly after being informed that the Nomination and Governance Committee of the Company’s Board of Directors would not recommend him for re-election at the forthcoming Annual Meeting, or for inclusion on the board of the combined company upon completion of the proposed merger between the Company and Wilshire Bancorp, Inc. In the email conveying his resignation, which was received by the Company on January 21, 2016, Mr. Choi did not state any disagreement with the Company regarding its operations, policies or practices. A certified translation of the email, the original of which was in Korean, is attached hereto as Exhibit 99.3.

Mr. Choi voted against approval of the Company’s proposed merger with Wilshire Bancorp. That vote occurred nearly seven weeks prior to his resignation.

In his letter of January 29, 2016, Mr. Choi states that he shares many of Mr. Hong’s concerns regarding the Company’s governance practices. As stated in the Original Report, the Company disagrees with Mr. Hong’s characterization of the Company’s governance practices.

The Hong Letter

Mr. Hong mischaracterizes the Company’s description of his resignation in the Original Report. In the January 30 Letter, Mr. Hong asserts: “The Form 8-K stated that I resigned because I would not be recommended for re-election at the forthcoming Annual Meeting or for inclusion on the Board following the merger of Wilshire Bancorp into the Company.” The Original Report makes no such statement, nor does it fail to disclose the policy issues raised by Mr. Hong in his January 24 Letter. In the Original Report, the Company accurately describes the events preceding Mr. Hong’s resignation, which events the Company believes are material to investors.

Mr. Hong voted against approval of the Company’s proposed merger with Wilshire Bancorp. That vote occurred nearly seven weeks prior to his resignation.

In his January 30 Letter, Mr. Hong also claims he was not furnished with a copy of the Original Report by the Company. In fact, the Original Report was emailed by the Company to Mr. Hong’s business email during regular business hours on the same day it was filed with the SEC. The Company did not receive any notification of a delivery failure with respect to such email.

______________________
1 The letter has been redacted to remove certain non-public information.

Miscellaneous

Copies of of this Report on Form 8-K have been furnished to Mr. Choi and Mr. Hong on February 2, 2016.

Nothing herein should be deemed a solicitation with respect to the proposed merger between the Company and Wilshire Bancorp (the “Merger”). In connection with the proposed Merger, the Company will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement/Prospectus of the Company and Wilshire, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about the Company and Wilshire at the SEC’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company at www.BBCNbank.com under the tab “Investor Relations” and then under the heading “SEC Filings” and from Wilshire at www.wilshirebank.com under the tab “Investor Relations” and then under the heading “SEC Filings”.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.         Description of Exhibit

99.1	Kiho Choi’s letter dated January 29, 2016 regarding his resignation.

99.2	C.K. (Chuck) Hong’s letter dated January 29, 2016.*

99.3	Email received from Kiho Choi on January 21, 2016 (certified translation from Korean to English).

*Confidential treatment has been requested for portions of this exhibit. These portions have been omitted and submitted separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBCN Bancorp, Inc.

Date: February 2, 2016	/s/ Kevin S. Kim
Kevin S. Kim
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.         Description of Exhibit

99.1	Kiho Choi’s letter dated January 29, 2016 regarding his resignation.

99.2	C.K. (Chuck) Hong’s letter dated January 29, 2016.*

99.3	Email received from Kiho Choi on January 21, 2016 (certified translation from Korean to English).

*Confidential treatment has been requested for portions of this exhibit. These portions have been omitted and submitted separately to the Securities and Exchange Commission.